Exhibit 99.1

LIONSGATE CLOSES STARZ ACQUISITION

Transaction Creates Vertically Integrated, Diversified Global Content Platform

Lionsgate Shareholders Overwhelmingly Ratify Deal

SANTA MONICA, CA, and ENGLEWOOD, CO, December 8, 2016 – Lionsgate (NYSE: LGF.A, LGF.B) and Starz today announced the closing of the transaction under which Lionsgate has acquired Starz for approximately $4.4 billion in cash and stock. The deal creates a vertically integrated global content platform that includes one of the largest independent television businesses in the world, a 16,000-title film and television library, the STARZ premium pay network serving nearly 25 million subscribers, a world-class film business and a growing suite of streaming services.

The acquisition was approved by 98% of the votes cast by Lionsgate shareholders and 95% of the votes cast by Starz shareholders, in person or represented by proxy, not including abstentions, at the companies’ respective shareholder meetings on Wednesday, December 7, 2016. All necessary regulatory approvals have been obtained and all conditions to the closing have been satisfied.

Under the terms of the transaction, each share of previously existing Lionsgate common stock has been reclassified into 0.5 newly created voting shares of Lionsgate (NYSE: LGF.A) and 0.5 newly created non-voting shares of Lionsgate (NYSE: LGF.B). Holders of Starz Series A common stock are receiving $18.00 in cash as well as 0.6784 shares of Lionsgate Class B non-voting stock. Holders of Starz Series B common stock are receiving $7.26 in cash, 0.6321 shares of Lionsgate Class A voting stock and 0.6321 shares of Lionsgate Class B non-voting stock. Previously existing Lionsgate common shares and Starz common shares will no longer be listed on the NYSE and NASDAQ, respectively, effective December 9, 2016.

Lionsgate will operate Starz as a wholly-owned subsidiary. With the completion of the acquisition, the combined company is well positioned to increase its content creation capabilities, enhance its leadership in premium scripted programming and scale its global distribution footprint. Chris Albrecht will continue to serve as President and CEO of Starz, reporting to Lionsgate CEO Jon Feltheimer, and will also join Lionsgate’s Executive Management Committee.

“After planning the integration of Lionsgate and Starz for the past five months, we are more excited than ever at the value created by the combination of our two great companies,” said Feltheimer and Vice Chairman Michael Burns. “Chris and his team have built Starz into a strong brand, a world-class distribution platform and a premium programming leader, and we’re delighted to welcome them to the Lionsgate family. Working together, we believe that the strategic opportunities are enormous, and we’re pleased that our shareholders recognize the transformative potential of the transaction.”

“Lionsgate and Starz have a shared vision – to make incredible content for audiences across the world and capitalize on technology and innovation to distribute that content across multiple platforms and devices,” said Albrecht. “There is no better time to be in this business and no better company to be a part of. I am thrilled to join Jon, Michael and the rest of the Lionsgate team in growing our combined company into a global content powerhouse.”

The companies noted that integration planning is substantially complete in a number of areas. Starz’s home entertainment and television distribution operations are being consolidated into Lionsgate’s worldwide home entertainment and television distribution businesses, respectively. The consolidation further strengthens an industry leader in packaged media and digital entertainment marketing and international television sales.

ABOUT LIONSGATE

Lionsgate (NYSE: LGF.A, LGF.B) is a vertically integrated next generation global content leader with a diversified presence in motion picture production and distribution, television programming and syndication, premium pay television networks, home entertainment, global distribution and sales, interactive ventures and games and location-based entertainment.

With the acquisition of Starz, Lionsgate adds to its portfolio of businesses the flagship STARZ premium pay network serving nearly 25 million subscribers and the STARZENCORE platform with over 31 million subscribers. The combined company will operate five over-the-top (OTT) streaming services and the Starz app delivering content directly to consumers.

One of the largest independent television businesses in the world, Lionsgate’s slate of premium quality series encompasses nearly 90 shows on more than 40 different networks.  These include the ground-breaking Orange is the New Black, the fan favorite Nashville, the syndication success The Wendy Williams Show, the acclaimed drama The Royals, the Golden Globe-nominated Casual, the breakout success Greenleaf and hit Starz series including Outlander, Black Sails, Survivor’s Remorse and Power, the second highest-rated premium pay television series of 2016.

The Company’s feature film business spans eight labels and includes the blockbuster Hunger Games franchise, the Now You See Me and John Wick series, the critically-acclaimed La La Land, Hacksaw Ridge, Tyler Perry’s Boo! A Madea Halloween, CBS Films/Lionsgate’s Hell or High Water, Roadside Attractions' Manchester by the Sea, Codeblack Films’ breakout concert film Kevin Hart: Let Me Explain and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates.  Lionsgate handles a prestigious and prolific library of more than 16,000 motion picture and television titles that is an important source of recurring revenue and serves as a foundation for the growth of the Company's core businesses. The Lionsgate, Summit Entertainment and Starz brands are synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com

ABOUT STARZ

Starz (www.starz.com), a Lionsgate company (NYSE: LGF.A, LGF.B), is a leading global media and entertainment company that provides premium subscription video programming on domestic U.S. pay television networks and produces and distributes content for worldwide audiences, including its investment in the STARZ PLAY Arabia OTT service. Starz is home to the flagship STARZ® brand with 24.5 million subscribers in the United States as of September 30, 2016, with the STARZ ENCORESM network at 31.5 million subscribers. Starz provides high-quality, entertaining premium subscription video programming with 17 premium pay TV channels and associated on-demand and online services, including the STARZ app. Sold through U.S. multichannel video distributors, including cable operators, satellite television providers, telecommunications companies, and other online and digital platforms, Starz offers subscribers more than 5,000 distinct premium television episodes and feature films every year and up to 1,500 every month, including STARZ Original series, first-run movies and other popular movie and television programming.

Caution Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the merger parties’ plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: the substantial investment of capital required to produce and market films and television series; increased costs for producing and marketing feature films and television series; budget overruns, limitations imposed by Lions Gate’s or Starz’s credit facilities and notes; unpredictability of the commercial success of Lions Gate’s or Starz’s motion pictures and television programming; risks related to Lions Gate’s or Starz’s acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending Lions Gate’s or Starz’s intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; Lions Gate’s ability to complete the integration of Starz successfully; litigation relating to the transaction; and other factors that may affect future results of Lions Gate and Starz. Additional factors that could cause results to differ materially from those described above can be found in Lions Gate’s Annual Report on Form 10-K for the year ended March 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended June 30, 2016 and September 30, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Corporate” section of Lions Gate’s website, http://www.lionsgate.com, under the heading “Reports” and in other documents Lions Gate files with the SEC, and in Starz’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, each of which is on file with the SEC and available in the “Starz Corporate” section of Starz’s website, http://www.Starz.com, under the subsection “Investor Relations” and then under the heading “SEC Filings” and in other documents Starz files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Lions Gate nor Starz assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

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For more information, please contact:

Peter Wilkes	Theano Apostolou
Lionsgate	Starz
(310) 255-3726	(424) 204-4052
pwilkes@lionsgate.com	theano@starz.com

For investor inquiries:
James Marsh	Courtnee Chun
Lionsgate	Starz
(310) 255-3651	(720) 875-5420
jmarsh@lionsgate.com	courtnee.chun@starz.com